UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                           FLEXSTEEL INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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     [_] Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

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          2)   Form, Schedule or Registration Statement No.:

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          3)   Filing Party:

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          4)   Date Filed:

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


                           FLEXSTEEL INDUSTRIES, INC.
                                  P.O. BOX 877
                            DUBUQUE, IOWA 52004-0877

                                                          Date: October 29, 2002
Office of the Chairman of the Board

Dear Stockholder:

     You are cordially invited to attend the Annual Stockholders' Meeting on Monday, December 9, 2002, at 2:00 p.m. We sincerely want you to come, and we welcome this opportunity to meet with those of you who find it convenient to attend.

     Time will be provided for stockholder questions regarding the affairs of the Company and for discussion of the business to be considered at the meeting as explained in the notice and proxy statement which follow. Directors and other Company executives expect to be available to talk individually with stockholders after the meeting. No admission tickets or other credentials are currently required for attendance at the meeting.

     The formal notice of the meeting and proxy statement follow. I hope that after reading them you will sign and mail the proxy card, whether you plan to attend in person or not, to assure that your shares will be represented.

                                   Sincerely,


                                   /s/ L. Bruce Boylen


                                   L. Bruce Boylen
                                   CHAIRMAN OF THE BOARD

--------------------------------------------------------------------------------
  RECORD DATE:         October 15, 2002
  DATE OF MEETING:     December 9, 2002
  TIME:                2:00 p.m.
  PLACE:               Hilton Minneapolis
                       1001 Marquette Avenue
                       Minneapolis, MN 55403
--------------------------------------------------------------------------------

                                    IMPORTANT

WHETHER YOU OWN ONE SHARE OR MANY, EACH STOCKHOLDER IS URGED TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           FLEXSTEEL INDUSTRIES, INC.
                                  P.O. BOX 877
                            DUBUQUE, IOWA 52004-0877

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 9, 2002


TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Flexsteel Industries, Inc. will be held at the Hilton Minneapolis, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on Monday, December 9, 2002 at 2:00 p.m. for the following purposes:

     1. To elect three (3) Class I Directors to serve until the year 2005 Annual Meeting and until their successors have been elected and qualified or until their earlier resignation, removal or termination (Proposal I).

     2. To consider and act upon a proposal to approve the 2002 Stock Option Plan (Proposal II).

     3. To ratify or reject the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the fiscal year ending June 30, 2003 (Proposal III).

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     October 15, 2002 has been fixed as the record date for the determination of common stockholders entitled to notice of and to vote at the meeting, and only holders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

     Whether or not you plan to attend the meeting, please mark, date and sign the accompanying proxy and return it promptly in the enclosed envelope which requires no additional postage if mailed in the United States. If you attend the meeting, you may vote your shares in person even though you have previously signed and returned your proxy. Voting by ballot at the meeting cancels any proxy previously returned.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ R.J. Klosterman


                                              R.J. KLOSTERMAN
                                              SECRETARY

October 29, 2002

--------------------------------------------------------------------------------
               PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

     The accompanying proxy is solicited on behalf of the Board of Directors of Flexsteel Industries, Inc. (the "Company") to be used at the Annual Meeting of Stockholders to be held on Monday, December 9, 2002, and any adjournments thereof, and may be revoked by the stockholder at any time before it is exercised by a written notice or a later dated proxy delivered to the Secretary of the Company. Execution of the proxy will in no way affect a stockholder's right to attend the meeting and vote in person. The proxy will be revoked if the stockholder is present at the meeting and votes by ballot in person. Properly executed proxies received prior to the voting at the meeting will be voted at the meeting or any adjournments thereof. If a stockholder specifies how the proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specification. If no specification is made, it will be voted FOR the election of K. Bruce Lauritsen, Thomas E. Holloran and L. Bruce Boylen as Class I Directors (Proposal I), FOR the approval of the 2002 Stock Option Plan (Proposal II) and FOR ratification of the appointment of Deloitte & Touche LLP (Proposal III). Each of the above named nominees has been previously elected by the stockholders.

     The mailing address of the corporate office and principal executive office of the Company is P.O. Box 877, Dubuque, IA 52004-0877. The approximate date on which this proxy statement and accompanying proxy card are first being mailed to stockholders is October 29, 2002.

     As of the close of business on October 15, 2002, the record date for determining stockholders entitled to notice and to vote at the meeting, the Company had 6,072,020 outstanding shares of Common Stock, par value $1.00 per share. Each share is entitled to one vote and cumulative voting is not permitted. No Preferred Stock is outstanding.

     Stockholder votes will be counted by the Inspector of Election who will be present at the stockholder meeting. The affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders for the election of directors. Abstentions and broker non-votes shall not be counted as votes for or against the proposal being voted on.


                             EXPENSE OF SOLICITATION

     The cost of the solicitation of proxies on behalf of the Board of Directors will be paid by the Company. Solicitation of proxies will be principally by mail. In addition, the officers or employees of the Company and others may solicit proxies, either personally, by telephone, by special letter, or by other forms of communication. The Company will also make arrangements with banks, brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and will reimburse them for reasonable expenses in so doing. Officers and employees of the Company will not receive additional compensation in connection with the solicitation of proxies.


                                   PROPOSAL I

                              ELECTION OF DIRECTORS

     The Board currently consists of eleven persons divided into three classes. At each Annual Meeting the terms of one class of Directors expire and persons are elected to that class for terms of three years or until their respective successors are duly qualified and elected or until their earlier resignation, removal or termination.

     The Board of Directors of the Company has nominated K. Bruce Lauritsen, Thomas E. Holloran and L. Bruce Boylen for election as Class I Directors of the Company. The Class I Directors' term expires at the time of the year 2005 Annual Meeting and until their respective successors have been elected and qualified or until their earlier resignation, removal or termination. It is the intention of the proxies named herein to vote FOR these nominees unless otherwise directed in the proxy.

     All nominees named above have consented to serve as Directors if elected. In the event that any of the nominees should fail to stand for election, the persons named as proxy in the enclosed form of proxy intend to vote for substitute nominees. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

                                                                                                PRINCIPAL OCCUPATION AND OTHER
                                                                                    DIRECTOR    DIRECTORSHIP OR EMPLOYMENT DURING
NAME                                                                          AGE    SINCE      THE LAST FIVE YEARS
---------------------------------------------------------------------------- ----- --------- ---------------------------------------
NOMINEES FOR ELECTION FOR A TERM OF THREE YEARS EXPIRING AT THE 2005 ANNUAL
 MEETING, CLASS I

K. Bruce Lauritsen                                                            60     1987    Chief Executive Officer and President,
                                                                                             1993 to present, Flexsteel Industries,
                                                                                             Inc.

Thomas E. Holloran(1)(2)                                                      73     1971    Professor Emeritus, School of Business,
                                                                                             University of St. Thomas, St. Paul;
                                                                                             former Director, Medtronic, Inc.
                                                                                             (1960 - 2000).

L. Bruce Boylen(2)                                                            70     1993    Retired Vice President, Fleetwood
                                                                                             Enterprises, Inc. (mfr. of recreational
                                                                                             vehicles and manufactured homes).

DIRECTORS CONTINUING TO SERVE WHOSE TERMS EXPIRE AT THE 2003 ANNUAL MEETING,
 CLASS II

James R. Richardson(3)                                                        58     1990    Senior Vice President Marketing, 1994
                                                                                             to present, Flexsteel Industries, Inc.

Patrick M. Crahan(3)                                                          54     1997    Vice President, Dubuque Upholstering
                                                                                             Division, 1989 to present, Flexsteel
                                                                                             Industries, Inc.; Director, American
                                                                                             Trust and Savings Bank, Dubuque, Iowa;
                                                                                             Trustee, University of Dubuque.

Marvin M. Stern(2)(3)                                                         66     1998    Retired Vice President, Sears-Roebuck
                                                                                             Company.

Robert E. Deignan(1)                                                          63     2001    Partner, Baker and McKenzie law firm.

DIRECTORS CONTINUING TO SERVE WHOSE TERMS EXPIRE AT THE 2004 ANNUAL MEETING,
 CLASS III

Edward J. Monaghan(3)                                                         63     1987    Chief Operating Officer and Executive
                                                                                             Vice President, 1993 to present,
                                                                                             Flexsteel Industries, Inc; Clarke
                                                                                             College.

Jeffrey T. Bertsch(3)                                                         47     1997    Vice President Corporate Services, 1989
                                                                                             to present, Flexsteel Industries, Inc.;
                                                                                             Director, American Trust and Savings
                                                                                             Bank, Dubuque, Iowa; Trustee,
                                                                                             University of Dubuque.

Lynn J. Davis(1)(3)                                                           55     1999    General Partner, Tate Capital Partners,
                                                                                             2002; President, 2001, and Senior Vice
                                                                                             President, 1991 to 2001, ADC
                                                                                             Telecommunications, Inc.; Director,
                                                                                             Automated Quality Technologies, Inc.
                                                                                             (mfr. of non-contact measurement
                                                                                             equipment); Director, Infrared
                                                                                             Solutions (mfr. of specialty camera
                                                                                             equipment).

Eric S. Rangen                                                                45     2002    Vice President and Chief Financial
                                                                                             Officer, 2001 to present, Alliant
                                                                                             Techsystems, Inc.; Partner, Deloitte &
                                                                                             Touche LLP, 1994 to 2000.

---------------------

(1) Member of Audit Committee
(2) Member of Compensation and Nominating Committee
(3) Member of Marketing and Planning Committee

                      CERTAIN INFORMATION CONCERNING BOARD
                       AND OUTSIDE DIRECTORS' COMPENSATION

     During the fiscal year ended June 30, 2002, four meetings of the Board of Directors were held. No Director attended less than 75% of the Board and Committee meetings, except for Thomas E. Holloran.

     Each Director who is not an employee of the Company is paid a retainer at the rate of $9,600 per year. In addition, each is paid a fee of $2,400 for each Board meeting each attends. The Chairman of the Board is paid a retainer of $16,800 per year and a fee of $4,200 for each Board meeting attended. For attending a committee meeting each is paid a fee of $1,000. The Chairman of each Committee is paid $1,100 for each meeting attended. The Company pays no additional remuneration to employees of the Company who are Directors. All of the aforementioned amounts were subject to a voluntary 10% reduction effective with the March 2001 Board meeting and ending with the December 2001 Board meeting.

     Each Director who is not an employee of the Company receives on the first business day after each annual meeting a non-discretionary, non-qualified stock option grant for 1,000 shares valued at fair market value on date of grant, exercisable for 10 years. Each person who becomes for the first time a non-employee member of the Board, including by reason of election, appointment or lapse of three (3) years since employment by the Company, will receive an immediate one-time option grant for 2,000 shares.

     The Company has entered into an agreement with Thomas E. Holloran pursuant to which the Company will pay to him, or his beneficiaries, $20,000 after he ceases to be a Director as additional compensation in recognition of Director services rendered.

                             COMMITTEES OF THE BOARD


     The Board of Directors has established three standing committees; the names of the committees and the principal duties are as follows:


     AUDIT COMMITTEE:
     Confers with the independent auditors on various matters, including the scope and results of the audit; authorizes special reviews or audits; reviews internal auditing procedures and the adequacy of internal controls; and reviews policies and practices respecting compliance with laws, conflicts of interest and ethical standards of the Company. The Committee held two meetings during the fiscal year ended June 30, 2002. The Committee members are Thomas E. Holloran, Lynn J. Davis and Robert E. Deignan. The Board of Directors has adopted a written charter for the Audit Committee. The Company believes all audit committee members are independent as defined in Rule 4200(a)(14) of NASD listing standards.


     COMPENSATION AND NOMINATING COMMITTEE:
     Makes recommendations regarding Board compensation, reviews performance and compensation of various executive officers, determines stock option grants, and advises regarding employee benefit plans. Makes recommendations regarding Board of Director nominees and reviews timely proposed nominees received from any source including nominees by stockholders. Nominations by stockholders must be received by the Secretary at least 18 days before the annual meeting and set forth nominee information as required by the Restated Articles which are available upon request to the Secretary of the Company. The Committee held two meetings during the fiscal year ended June 30, 2002. The Committee members are
L. Bruce Boylen, Thomas E. Holloran and Marvin M. Stern.


     MARKETING AND PLANNING COMMITTEE:
     Reviews marketing plans with respect to the Company's position in the various market places. Makes recommendations regarding marketing direction to enhance revenues and profit margins. The Committee held one meetings during the fiscal year ended June 30, 2002. The Committee members are Marvin M. Stern, Patrick M. Crahan, Jeffrey T. Bertsch, Lynn J. Davis, Edward J. Monaghan and James R. Richardson.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

                              OWNERSHIP OF STOCK BY
                        DIRECTORS AND EXECUTIVE OFFICERS

     The table below sets forth the shares of Flexsteel's common stock beneficially owned by the Directors, the Chief Executive Officer, the other four most highly compensated executive officers and by all directors and executive officers as a group as of August 9, 2002. Unless otherwise indicated, to the best knowledge of the Company all persons named in the table have sole voting and investment power with respect to the shares shown.

                                                                                                   PERCENT
                                                                         SHARES BENEFICIALLY       SHARES
NAME                                      TITLE                             OWNED(1)(2)(6)       OUTSTANDING
-----------------   -------------------------------------------------   ---------------------   ------------
J.T. Bertsch        Vice President Corporate Services, Director                417,682(3)(4)         6.7%
L.B. Boylen         Chairman of the Board of Directors                          11,000               0.2%
P.M. Crahan         Vice President Dubuque Upholstering                        114,457(4)            1.8%
                    Division, Director
L.J. Davis          Director                                                     5,000               0.1%
R.E. Deignan        Director                                                     3,500               0.1%
T.E. Holloran       Director                                                    16,680               0.3%
K.B. Lauritsen      President, Chief Executive Officer, Director               139,169(4)            2.2%
E.J. Monaghan       Executive Vice President, Chief Operating                  146,979(4)            2.4%
                    Officer, Director
J.R. Richardson     Senior Vice President Marketing, Director                  463,493(4)(5)         7.4%
E.S. Rangen         Director                                                     2,500               0.0%
M.M. Stern          Director                                                     6,000               0.1%
T.D. Burkart        Senior Vice President Vehicle Seating                       83,399(4)            1.3%
R.J. Klosterman     Vice President Finance, Chief Financial Officer             83,658(4)            1.3%
                    and Secretary

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP(13)                          1,493,517              23.9%

---------------------
(1) Includes the following number of shares which may be acquired by exercise of stock options: J.T. Bertsch -- 57,750; L.B. Boylen -- 11,000; P.M. Crahan -- 1,750; L.J. Davis -- 5,000; R.E. Deignan -- 1,500; T.E. Holloran -- 12,000; K.B. Lauritsen -- 48,875; E.J. Monaghan -- 41,700; J.R.
     Richardson -- 45,850; E.S. Rangen -- 2,000; M.M. Stern -- 6,000; T.D.
     Burkart -- 37,250; R.J. Klosterman -- 36,950.
(2)  Includes shares, if any, owned beneficially by their respective spouses.
(3) Does not include 177,868 shares held in irrevocable trusts for which trusts American Trust & Savings Bank serves as sole trustee. Under the Terms of Trust, J. T. Bertsch has a possible contingent interest. J. T. Bertsch disclaims beneficial ownership in the shares held by each such trust.
(4) Includes shares awarded pursuant to the Company's Long-Term Incentive Plan over which shares the Grantee has voting rights. Investment rights are restricted subject to continued service with the Company.
(5) Includes 237,714 shares held in the Irrevocable Arthur D. Richardson Trust for which J.R. Richardson serves as co-trustee and over which shares J.R. Richardson has the rights of voting and disposition.
(6) Includes the following number of shares deferred pursuant to election to participate in the Company's Voluntary Deferred Compensation Plan: J.T. Bertsch -- 4,411; P.M. Crahan -- 5,628; K.B. Lauritsen -- 11,884; E.J.
     Monaghan -- 8,029; J.R. Richardson -- 7,142.

                              OWNERSHIP OF STOCK BY
                            CERTAIN BENEFICIAL OWNERS
                             AS OF AUGUST 9, 2002

     To the best knowledge of the Company, no person owns beneficially 5% or more of the outstanding common stock of the Company except as is set forth below.

                                                                              AMOUNT         PERCENT
                                                                           BENEFICIALLY        OF
 TITLE OF CLASS            NAME AND ADDRESS OF BENEFICIAL OWNER              OWNED(1)         CLASS
----------------   ---------------------------------------------------   ----------------   --------
Common             J.T. Bertsch, P.O. Box 877, Dubuque, IA 52004         417,682               6.7%
Common             J.B. Crahan, P.O. Box 877, Dubuque, IA 52004          344,413               5.5%
Common             J.R. Richardson, P.O. Box 877, Dubuque, IA 52004      463,493(2)            7.4%
Common             Dimensional Fund Advisors, Inc. 1299 Ocean Avenue,
                   Santa Monica, CA 90401                                479,600               7.7%
Common             Royce & Associates 1414 Avenue of the Americas New
                   York, NY 10019                                        587,700               9.4%

---------------------
(1) To the best knowledge of the Company, no beneficial owner named above has the right to acquire beneficial ownership in additional shares.

(2) Includes 237,714 shares held in the Irrevocable Arthur D. Richardson Trust for which J.R. Richardson serves as co-trustee and over which shares J.R. Richardson has the rights of voting and disposition.

     The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid executive officers for the three (3) fiscal years ending June 30, 2002.


                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                    -------------------------------------------------
                        ANNUAL COMPENSATION                                   AWARDS                   PAYOUTS
------------------------------------------------------------------- --------------------------  ---------------------
                                                             OTHER    RESTRICTED    SECURITIES                  ALL
                                                            ANNUAL       STOCK      UNDERLYING      LTIP       OTHER
                                       SALARY     BONUS      COMP       AWARDS        OPTIONS     PAYOUTS      COMP
NAME & PRINCIPAL POSITION     YEAR       $          $          $           $             #           $         $(1)
---------------------------- ------  ---------  ---------  --------  ------------  ------------  ---------  ---------
K. Bruce Lauritsen           2002    327,750     104,524                              15,000      54,322     107,868
 President & Chief           2001    323,589           0                              14,000      63,307     136,287
 Executive Officer           2000    316,500     181,068                              12,000      76,020     169,744

Edward J. Monaghan           2002    246,615      77,446                              10,750      36,726     115,576
 Executive Vice President    2001    243,945           0                              10,000      42,747     130,421
 & Chief Operating Officer   2000    239,700     137,559                               9,000      52,054     119,708

James R. Richardson          2002    215,700      76,551                              10,750      33,128      49,397
 Senior Vice President of    2001    213,699           0                              10,000      37,449      68,753
 Marketing                   2000    210,300     121,046                               9,000      45,714     117,627

Ronald J. Klosterman         2002    188,085      53,656                              10,750      27,386      32,913
 Vice President of           2001    185,319           0                              10,000      32,472      57,183
 Finance & Secretary         2000    180,600      92,292                               9,000      37,647     171,770

Thomas D. Burkart            2002    191,160      46,965                              10,750      26,989      42,948
 Senior Vice President       2001    188,535           0                              10,000      33,036      67,402
 Vehicle Seating             2000    183,600     105,889                               9,000      39,938      93,212

---------------------
(1) All Other Compensation -- Includes for the fiscal years and the named executive officers indicated below: (i) retirement plan contributions, (ii) Company matching contributions to the Section 401k plan, (iii) accruals made in accordance with the Company's Senior Officer Deferred Compensation Plans and (iv) gross-up amounts to cover income taxes payable on common stock awards taxable in 2001.

                                             RETIREMENT              DEFERRED
              NAME                  YEAR        PLAN        401K       COMP        TAXES
--------------------------------   ------   -----------   -------   ----------   ---------
  K. Bruce Lauritsen               2002        8,592      1,700       97,576           0
                                   2001        8,676      1,700       82,911      43,000
                                   2000        8,148      1,600      159,996           0

  Edward J. Monaghan               2002        8,592      1,700      105,284           0
                                   2001        8,676      1,700       91,045      29,000
                                   2000        8,148      1,600      109,960           0

  James R. Richardson              2002        8,592      1,700       39,105           0
                                   2001        8,676      1,700       32,977      25,400
                                   2000        8,148      1,600      107,879           0

  Ronald J. Klosterman             2002        8,592      1,700       22,621           0
                                   2001        8,676      1,700       18,307      28,500
                                   2000        8,148      1,600      162,022           0

  Thomas D. Burkart                2002        8,592      1,700       32,656           0
                                   2001        8,676      1,700       27,126      29,900
                                   2000        8,148      1,600       83,464           0


                              STOCK OPTIONS/SAR*
                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                   POTENTIAL
                                                              REALIZABLE VALUE
                                                              AT ASSUMED ANNUAL
                                                               RATES OF STOCK
                                                              PRICE APPRECIATION
                                                                     FOR
                                                                OPTION TERM(1)
                        EXERCISE                              ------------------
NAME                     SHARES   PRICE ($/SH)   EXPIRE DATE     5%       10%
---------------------- --------- -------------- ------------- -------- --------
K. Bruce Lauritsen      15,000         10.30     11/02/2011    97,164   246,233

Edward J. Monaghan      10,750         10.30     11/02/2011    69,634   176,467

James R. Richardson     10,750         10.30     11/02/2011    69,634   176,467

Ronald J. Klosterman    10,750         10.30     11/02/2011    69,634   176,467

Thomas D. Burkart       10,750         10.30     11/02/2011    69,634   176,467

---------------------
*    The Company does not have a stock appreciation rights plan (SAR).

(1) The amounts set forth in these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission. Actual gains, if any, on stock option exercise are dependent on the future performance of the Company's common stock.

                  OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                    NUMBER OF SECURITIES
                                                         UNDERLYING         VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS AT   IN-THE-MONEY OPTIONS
                               #                         FY-END 2002         AT FY-END 2002(1)
                           OF SHARES        $     ------------------------ ---------------------
                          ACQUIRED ON     VALUE               #                      $
NAME                        EXERCISE    REALIZED         EXERCISABLE            EXERCISABLE
------------------------ ------------- ---------- ------------------------ ---------------------
  K. Bruce Lauritsen        38,470      223,332           48,875                  120,805
  Edward J. Monaghan        32,970      207,018           41,700                  104,491
  James R. Richardson       26,870      141,434           45,850                  128,250
  Ronald J. Klosterman      26,500      145,625           36,950                   97,475
  Thomas D. Burkart         17,500       86,021           37,250                  105,275

---------------------
(1) Based on the closing price as published in The Wall Street Journal for the last business day of the fiscal year ($14.99). All options are exercisable at time of grant.

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE
              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                           PERFORMANCE OR
                                           OTHER PERIOD      ESTIMATED FUTURE
                            NUMBER OF         UNTIL            PAYOUTS UNDER
                          SHARES, UNITS    MATURATION OR   NON-STOCK PRICE BASED
NAME                     OR OTHER RIGHTS     PAYOUT(1)           PLANS(2)
----------------------   ---------------   --------------  ---------------------
 K. Bruce Lauritsen          6,160
 Edward J. Monaghan          4,164
 James R. Richardson         3,756
 Ronald J. Klosterman        3,106
 Thomas D. Burkart           3,060

---------------------
Shares of the Company's common stock are available for award annually to key employees based on the average of the returns on beginning equity for the last three years.
(1) Shares awarded are subject to restriction, with 33.3% of the stock received by the employee on the award date and 33.3% each year for the next two years. Restricted Stock Awards -- The aggregate stock holdings (number of shares and value) as of August 8, 2002 are as follows: K. Bruce Lauritsen -- 4,106 shares, $54,322; Edward J. Monaghan -- 2,776 shares, $36,726;
     James R. Richardson -- 2,504 shares, $33,128; Ronald J. Klosterman -- 2,070 shares, $27,386; Thomas D. Burkart -- 2,040 shares, $26,989. Dividends are paid to the employee on restricted shares.

(2)  Not applicable to Plan.


            NOMINATING AND COMPENSATION COMMITTEE REPORT CONCERNING
                   FLEXSTEEL'S EXECUTIVE COMPENSATION POLICY

     The Nominating and Compensation Committee of the Board of Directors is responsible for the establishing of the Company's policy for compensating executives. The Committee is comprised of non-employee directors.

     COMPENSATION PHILOSOPHY -- The fundamental objective of Flexsteel's executive compensation program is to support the achievement of the Company's business objectives and, thereby, the creation of stockholder value. As such, the Company's philosophy is that executive compensation policy and practice should be designed to achieve the following objectives:

     * Align the interests of executives with those of the Company and its stockholders by providing a significant portion of compensation in Company stock.
     * Provide an incentive to executives by tying a meaningful portion of compensation to the achievement of Company financial objectives.
     * Enable the Company to attract and retain key executives whose skills and capabilities are needed for the continued growth and success of Flexsteel by offering competitive total compensation opportunities and providing attractive career opportunities.

     In compensating senior management for its performance, two key measures are considered: return on equity and stock price. At the executive level, overall Company performance is emphasized in an effort to encourage teamwork and cooperation.

     While a significant portion of compensation fluctuates with annual results, the total program is structured to emphasize longer-term performance and sustained growth in stockholder value.

     COMPETITIVE POSITIONING -- The Committee regularly reviews executive compensation levels to ensure that the Company will be able to attract and retain the caliber of executives needed to run the Company and that pay for executives is reasonable and appropriate relative to market practice. In making these evaluations, the Committee annually reviews the result of surveys of executive salary and annual bonus levels among durable goods manufacturers of comparable size. The Committee periodically completes an in-depth analysis of salary, annual bonus, and long-term incentive opportunities among specific competitors assisted by an independent compensation consulting firm. The surveyed companies are included in the Household Furniture Index used as the peer group for purposes of the performance graph. While the pay of an individual executive may vary, the Company's Policy is to target aggregate compensation for executives at average competitive levels, provided commensurate performance.

     COMPONENTS OF EXECUTIVE COMPENSATION -- The principal components of Flexsteel's executive compensation program include base salaries, annual cash bonuses, and longer-term incentives using Company stock.

     BASE SALARY -- An individual executive's base salary is based upon the executive's level of responsibility and performance within the Company, as well as competitive rates of pay. The Committee reviews each executive officer's salary annually and makes adjustments, as appropriate, in light of any change in the executive's responsibility, changes in competitive salary levels, and the Company's performance.

     ANNUAL INCENTIVE -- The purpose of the Company's annual incentive program is to provide a direct monetary incentive to executives in the form of annual cash bonus tied to the achievement of performance objectives. For executive officers, the Committee annually sets a targeted return on equity for the coming year, from which minimum and maximum levels are determined. Corresponding incentive award levels, expressed as a percentage of salary, also are set based primarily on an individual's responsibility level. If minimum performance levels are not met, no bonus award is made. After the completion of the year, the Committee ratifies cash bonuses as awarded based principally on the extent to which targeted return on equity has been achieved.

     LONG-TERM INCENTIVES -- Longer-term incentive compensation involves the use of stock under two types of awards: Long-term incentive awards and stock options. Both types of awards are intended to focus executives' attention on the achievement of the Company's longer term performance objectives, to align the executive officers' interests with those of stockholders and to facilitate executives' accumulations of sustained holding of Company stock. The level of award opportunities, as combined under both plans, are intended to be consistent with typical levels of comparable companies and reflect an individual's level of responsibility and performance.

     Long-term incentive awards are paid under the stockholder approved Management Incentive Plan. Awards give executives the opportunity to earn shares of Company stock to the extent that the three-year average return on equity objectives are achieved. As with annual incentives, various levels of performance goals and corresponding compensation amounts are established, with no awards earned if a minimum level is not achieved. Two-thirds of any earned shares are subject to forfeiture provisions tied to the executive's continued service with the Company. This provision is intended to enhance the Company's ability to retain key executives and provide a longer-term performance focus.

     Stock options, as awarded under stockholder approved plans, give executives the opportunity to purchase Flexsteel common stock for a term not to exceed ten years and at a price of no less than the fair market value of Company stock on the date of grant. Executives benefit from stock options only to the extent stock price appreciates after the grant of the option.


     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER -- The total compensation for Flexsteel's CEO in fiscal year 2002 was established in accordance with the policies discussed above. Mr. Lauritsen's base salary increase reflects market movements in executive salaries. His annual cash incentive award and his long-term incentive award were based on the Company's achievement of minimum established target levels for return on equity. Mr. Lauritsen's stock option award was consistent with prior awards and those to other senior executives.

     The Company's current levels of compensation are less than the $l,000,000 level of non-deductibility with respect to Section 162(m) of the Internal Revenue Code.

     This report has been prepared by members of the Compensation and Nominating Committee of the Board of Directors. Members of this Committee are:


        L. Bruce Boylen       Thomas E. Holloran       Marvin M. Stern
             Chair

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards (SAS) No. 61 and 90 "Communication with Audit Committees", as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditor, the independent auditor's independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

     This report has been prepared by members of the Audit Committee. Members of this Committee are:

        Thomas E. Holloran       Robert E. Deignan       Lynn J. Davis
             Chair


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The current members of Flexsteel's Compensation and Nominating Committee are L. Bruce Boylen, Chairman, Thomas E. Holloran and Marvin M. Stern. No executive officer of Flexsteel served as a director of another entity that had an executive officer serving on Flexsteel's compensation committee. No executive officer of Flexsteel served as a member of the compensation committee of another entity which had an executive officer who served as a director of Flexsteel.


                          SHARE INVESTMENT PERFORMANCE

     The following graph is based upon the SIC Code #251 Household Furniture Index as a peer group. It shows changes over the past five-year period in the value of $100 invested in: (1) Flexsteel's Common Stock; (2) the NASDAQ Market Index; and (3) an industry group of the following: Bassett Furniture Ind., Bush Industries Inc. CL A, Chromcraft Revington Inc., DMI Furniture, Inc., Ethan Allen Interiors, Furniture Brands Intl., Industrie Natuzzi S.P.A., Keller Manufacturing, La-Z-Boy Inc., Leggett & Platt Inc., The Rowe Companies and Stanley Furniture Inc. This data was furnished by Zacks Investment Research, Inc. The graph assumes reinvestment of dividends.

                      FIVE-YEAR CUMULATIVE TOTAL RETURNS
                    VALUE OF $100 INVESTED ON JUNE 30, 1997


                              [PLOT POINTS GRAPH]

                            1997        1998        1999        2000        2001        2002
                        ----------- ----------- ----------- ----------- ----------- -----------
  Flexsteel                 100.00      123.44      121.96      116.85      119.42      155.64
  NASDAQ                    100.00      131.62      189.31      279.93      151.75      102.81
  Furniture Household       100.00      127.08      133.19       82.85      112.98      127.19

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes share information about the Company's equity compensation plans, including the 1989, 1995 and 1999 Stock Option Plan, and the 1981 Management Incentive Plan. All of these plans have been approved by our shareholders.

                                                                                                       (c)
                                                                                              NUMBER OF SECURITIES
                                     (a)                                                     REMAINING AVAILABLE FOR
                           NUMBER OF SECURITIES TO                  (b)                   FUTURE ISSUANCE UNDER EQUITY
                           BE ISSUED UPON EXERCISE       WEIGHTED-AVERAGE EXERCISE             COMPENSATION PLANS
                           OF OUTSTANDING OPTIONS,     PRICE OF OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES REFLECTED
     PLAN CATEGORY           WARRANTS AND RIGHTS            WARRANTS AND RIGHTS                  IN COLUMN (a))
-----------------------   -------------------------   -------------------------------   --------------------------------
Equity compensation
 plans approved by
 security holders                  490,365                        $ 11.37                            392,090

Equity compensation
 plans not approved by
 security holders                        0                                                                 0
                                   -------                                                           -------
Total                              490,365                        $ 11.37                            392,090


           INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

     Information with respect to directorships held by certain directors of the Company in local financial institutions is set forth in the table under "Proposal I -- Election of Directors," in the column captioned "Principal Occupation and Other Directorships or Employment during the Last Five Years." The Company maintains normal banking relations with the bank named in the table. It is expected that the Company's relationship with the bank will continue in the future.

                                   PROPOSAL II

              PROPOSAL FOR APPROVAL OF THE 2002 STOCK OPTION PLAN

     The Compensation and Nominating Committee, recognizing that insufficient shares are available to provide further grants of stock options under the existing Company plan, advised the Board of Directors that it is in the interest of the Company to continue its longstanding practice of making stock options available to those employees responsible for significant contributions to the Company's business. The Compensation and Nominating Committee believes that the equity stake in the growth and success of the Company afforded by stock options provides such key employees with an incentive to continue to energetically apply their talents within the Company. Accordingly, on June 10, 2002, the Board of Directors, acting on the recommendation of the Compensation and Nominating Committee, unanimously approved the 2002 Stock Option Plan (the "Plan") and directed that it be submitted for consideration and action at the meeting of stockholders.

     The following is a brief but not comprehensive summary of the Plan which continues a practice that began at the Company in 1969. The complete text is attached as Appendix A and reference is made to such Appendix for a complete statement of the provisions of the Plan. The Plan provides for the granting of options to purchase up to 500,000 shares of the Company's Common Stock, to be drawn from authorized but unissued shares and/or from shares acquired by the Company, including on the open market. The number and kind of shares subject to the Plan would be appropriately adjusted in the event of any change in the capital structure of the Company. Stockholders would have no preemptive rights with regard to shares allotted to the Plan. The Plan would be administered by the Company's Compensation and Nominating Committee which is composed of two or more directors who are not employees of the Company. Each member of the Compensation and Nominating Committee must be a "disinterested person" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended from time to time. No member of the Compensation and Nominating Committee is eligible to receive options under the Plan except automatic formula grants as a director. Participants would be selected by the Compensation and Nominating Committee from among key employees of the Company. Optionees would be selected on the basis of demonstrated ability to contribute substantially to the effective management of the Company. The Compensation and Nominating Committee would determine both the number of optionees and the number of shares to be optioned to any individual under the Plan. The Board of Directors would be able to amend the Plan without further approval by the Stockholders, except insofar as such approval is required by law.

     Under the Plan, nonstatutory stock options are automatically granted to non-employee directors of the Company. Each person who is a non-employee director is granted a nonstatutory 2,500 share option the day after the annual meeting of stockholders of the Company, at an exercise price equal to the fair market value (as defined in the Plan) of the Common Stock on the date of the grant. The option is immediately vested.

     The Plan would enable the Company to grant either "non-qualified options" or "incentive stock options". No options could be granted under the Plan later than December 1, 2012. Options could have an exercise period of up to ten years as determined by the Committee.

     In the event of termination of employment due to death, disability or retirement, the period of time for exercise varies from two (2) to five (5) years. The options would not be transferable, except in the event of death.

     The exercise price per share for each option would be not less than the fair market value on the date of grant. It is provided that payment for the exercise may be made in stock or cash.

     The aggregate fair market value (determined as of the time such option is granted) of the Common Stock for which any employee may have incentive stock options vest in any calendar year may not exceed $100,000.

     Proceeds received from optioned shares will be used for general corporate purposes.

     Under currently applicable provisions of the Internal Revenue Code an optionee will not be deemed to receive any income for Federal tax purposes upon the grant of an option under the Plan, nor will the Company be entitled to a tax deduction at that time. However, upon the exercise of an option the tax consequences are as follows:

     1. Upon the exercise of a non-qualified option, the optionee will be deemed to have received ordinary income in an amount equal to the difference between the option price and the market price of the shares on the exercise date. The Company will be allowed an income tax deduction equal to the excess of market value of the shares on the date of exercise over the cost of such shares to optionee.

     2. Upon the exercise of an incentive stock option, there is no income recognized by the optionee at the time of exercise. If the stock is held at least one year following the exercise date and at least two years from the date of grant of the option, the optionee will realize a long-term capital gain or loss upon sale, measured as the difference between the option exercise price and the sale price. If either of these holding period requirements are not satisfied, ordinary income tax treatment will apply to the amount of gain at sale or exercise, whichever is less. No income tax deduction will be allowed the Company with respect to shares purchased by an optionee upon the exercise of an incentive stock option, provided such shares are held for the required periods as described above.

     There is no current charge against the Company in connection with the grant of an option or the exercise of an option for cash. The exercise of an option for stock may result in a charge against income.

     Under the Internal Revenue Code, an option will generally be disqualified from receiving incentive stock option treatment if it is exercised more than three months following termination of employment. However, if the optionee is disabled, such statutory treatment is available for one year following termination. If the optionee dies while employed by the Company or within three months thereafter, the statutory time limit is waived altogether. In no event do these statutory provisions extend the rights to exercise an option beyond those provided by its terms.

     The closing price of the Common Stock of the Company on October 15, 2002, based on composite trading data published in the Wall Street Journal, was $14.26 per share.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Meeting will be required for approval of the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE 2002 STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.


                                  PROPOSAL III

                       APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the stockholders, the Board of Directors has appointed Deloitte & Touche LLP as independent auditor to examine the financial statements of the Company for the fiscal year ending June 30, 2003.

     The Company has been informed by Deloitte & Touche LLP that neither it nor its members nor its associates has any direct, nor any material indirect financial interest in the Company. Management is not aware of any material connection by such firm in the recent past with the Company in any capacity other than as independent auditors and tax preparers. Representatives of Deloitte & Touche LLP are expected to be present during the annual meeting. They are expected to be available to respond to appropriate questions and will have the opportunity to make a statement if they wish.

     Audit services performed by Deloitte & Touche LLP during the fiscal year include examinations of the financial statements of the Company, services related to filings with the Securities and Exchange Commission and consultation on matters related to accounting, taxation and financial reporting. Professional services were reviewed by the Audit Committee and the possible effect on the auditor's independence was considered.


AUDIT FEES
     The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the 2002 fiscal year and the reviews of the financial statements included in the Company's Form 10-Q for that fiscal year were $140,000.


FINANCIAL INFORMATION DESIGN AND IMPLEMENTATION FEES
     There were no fees billed for professional services described in Paragraph
(c)(4) (ii) of Rule 2-01 of Regulation S-X rendered by Deloitte & Touche LLP, the Company's principal independent auditor, for the fiscal year 2002.


ALL OTHER FEES
     The aggregate fees billed for services by Deloitte & Touche LLP, other than the services covered in the preceding two paragraphs, for the fiscal year 2002 were $52,000, which were primarily tax services.

     The Audit Committee has considered and found the provision of services covered in the two preceding paragraphs compatible with maintaining Deloitte & Touche LLP's independence.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.


PROPOSALS BY STOCKHOLDERS
     Stockholders wishing to have a proposal considered for inclusion in the Company's proxy statement for the 2003 annual meeting must submit the proposal in writing and direct it to the Secretary of the Company at the address shown herein. It must be received by the Company no later than June 30, 2003.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934 Section
     16(a) requires the Company's directors and executive officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's Common Stock, and the Company is required to identify any of those persons who fail to file such reports on a timely basis. To the best of the Company's knowledge, there were no late filings by directors and executive officers during fiscal year 2002.


OTHER MATTERS
     The percentage total number of the outstanding shares represented at each of the last three years stockholders' meetings was as follows: 1999 -- 92.0%; 2000 -- 89.5%; 2001 -- 94.0%.

     UPON WRITTEN REQUEST THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2002. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY AT P.O. BOX 877, DUBUQUE, IA 52004-0877.

     The Board of Directors does not know of any other matter which may come before the meeting. However, should any other matter properly come before the meeting, the persons named in the Proxy will vote in accordance with their judgment upon such matters unless a contrary direction is indicated by the Stockholder by his lining or crossing out the authority on the Proxy.

     Stockholders are urged to vote, date, sign and return the Proxy form in the enclosed envelope to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ R.J. KLOSTERMAN


                                              R.J. KLOSTERMAN
                                              SECRETARY

Dated: October 29, 2002
       Dubuque, Iowa

                                   APPENDIX A


                          FLEXSTEEL INDUSTRIES, INC.
                             2002 STOCK OPTION PLAN


                                    SECTION 1

DEFINITIONS: As used herein, the following terms have the meaning indicated:

"AGREEMENT" means the Option Agreement entered into between the Company and an Optionee.

"BOARD OF DIRECTORS" means the Board of Directors of the Company.

"COMMITTEE" means the members of the Board of Directors appointed to administer the Plan.

"COMPANY" means Flexsteel Industries, Inc.

"DATE OF ADOPTION" means December 9, 2002.

"DATE PLAN APPROVED BY SHAREHOLDERS" means December 9, 2002.

"OPTION" means an Optionee's right to purchase shares of Common Stock of the Company, subject to the terms and conditions of the Plan and Agreement. Options are either Incentive Stock Options or Nonqualified Stock Options.

"OPTIONEE" means an eligible employee who has been designated for participation under the Plan as defined in Section 5(a) or a Non-employee director granted options pursuant to Section 5(e).

"OPTION PERIOD" means the ten-year or lesser period of time during which the Stock Option Agreement allows the Option to be exercised commencing with the date the Option is granted. No Option shall be granted after December 1, 2012.

"NON-EMPLOYEE DIRECTOR" means a director of the Company who has not been an employee of the Company for three years.

"PLAN" means the Flexsteel Industries, Inc. 2002 Stock Option Plan.

                                    SECTION 2

AGGREGATE SHARES UNDER THE PLAN AND PURPOSE:

     (a) The aggregate number of shares which may be issued pursuant to this Plan under Options is 500,000 Common Shares of the Company, subject to adjustments provided for hereafter in Section 4(b).

     (b) The purpose of this Plan is to encourage the growth and success of the Company by providing incentives to motivate, attract and retain employees of competent training, experience and ability to encourage such people to invest in the Common Stock of the Company, thereby increasing their proprietary interest in the business and their personal interest in the Company's continued success and progress. The purpose also is to attract and retain outstanding Non-employee directors by enabling them to participate in Company growth through automatic non-discretionary grants of Options.

     (c) The Plan shall be deemed to have been adopted December 9, 2002, subject to the ratification and approval by shareholders of the Company at the December 9, 2002 Annual Meeting. Options may be granted after the Plan is adopted and before the Plan is approved by shareholders but the Company shall have no obligations of any nature whatsoever to any employee or other person arising out of either this Plan or any Options granted hereunder unless shareholder approval is obtained.

     (d) The Plan will not confer upon any Optionee any right with respect to continuance of employment by the Company, nor a continuing directorship, nor will it interfere in any way with the Company's right to terminate the Optionee's employment at any time with or without cause.

     (e) No Option shall be granted pursuant to the Plan after December 1, 2012.

     (f) The Committee, in its discretion, shall set the length of the time during which each Option may be exercised, except for Non-employee director grants, but in no event shall it be longer than ten years after the date of grant.


                                    SECTION 3

ADMINISTRATION:

     (a) Subject to such orders and resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board of Directors, the Plan shall be administered by, or only in accordance with the recommendation of, a Committee of two or more persons having full authority to act in the matter, all of the members of which Committee are disinterested persons within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

          (1) The Committee shall administer the Plan and accordingly, it shall have full power to grant Options, construe and interpret the Plan, amend and adjust terms of then existing options subject to restrictions of this Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper.

          (2) The determination of those eligible to receive Options, and the amount, type and timing of each Option and the terms and conditions of the respective Option Agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

          (3) The Committee may cancel any Options awarded under the Plan if an Optionee conducts himself in a manner which the Committee determines to be inimical to the best interests of the Company and/or accepts employment with a competitor. This provision does not apply to Non-employee director Options.

          (4) The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any granted Option, in the manner and to the extent it shall deem necessary to carry it into effect.

     None of the Committee members are eligible to receive Options under the Plan while a member of the Committee, except pursuant to Section 5(e).

     (b) All determinations by the Committee shall be made by the affirmative vote of a majority of its members by written consent or by a majority vote, in person or otherwise, of its members at a meeting called for that purpose.

     (c) Each Option shall be evidenced by an Agreement which shall contain the terms and conditions and shall be signed by an Officer of the Company and the Optionee. As a minimum, the Agreement shall state the number of shares of stock under Option, the Option price and the duration of the Option.

     (d) All decisions made by the Committee pursuant to provisions of the Plan or related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all parties, including the Company, shareholders, employees and Optionees.

                                    SECTION 4

SHARES SUBJECT TO THE PLAN:

     (a) Shares to be delivered upon exercise of an Option under the Plan shall be made available at the discretion of the Board of Directors either from authorized but unissued shares of the Company's Common Stock or shares acquired by the Company, including shares purchased in the open market.

     (b) In the event of merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or other change in corporation structure affecting the Company's Common Stock the number of shares of Common Stock available for Options and subject to outstanding Options shall be adjusted proportionately. Similarly, the Option price per share of outstanding Options shall be appropriately adjusted. However, fractional shares may be rounded to the nearest whole share.


                                    SECTION 5

ELIGIBILITY AND PARTICIPATION:

     (a) The persons eligible for participation in the Plan shall be full-time managerial, administrative or professional employees of the Company, Non-employee directors and those other employees who are key to the Company's success. This includes officers, whether or not Directors of the Company. Participation in the Plan shall not be automatic except for Non-employee directors who shall be granted Options in amounts and pursuant to the terms only as provided by Section 5(e) herein and not otherwise.

     (b) Subject to the limitations of the Plan, the Committee shall select the persons to participate in the Plan, determine the number and Option price of shares subject to each Option, and determine the date when each Option shall be granted and the date when each Option shall expire. The date the employee becomes an Optionee is the date of his Agreement with the Company. More than one Option may be granted to the same Optionee and an Optionee may enter into more than one Agreement with the Company.

     (c) No Incentive Stock Option shall be granted to anyone who, immediately after such Option would otherwise be granted, would own stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

     (d) An Option granted to an Optionee under this Plan shall in all events lapse upon expiration of the Option period, if not exercised, lapsed, canceled or otherwise terminated prior thereto. If an Option granted hereunder is not exercised but is canceled, terminated or lapsed, the shares covered by such Option shall become again available for grant by the Committee under this Plan.

     (e) Each person who becomes for the first time a Non-employee director, including by reason of election, appointment or lapse of three (3) years since employment by the Company (whether or not that person is standing for re-election that year), will receive an immediate one-time Option grant for 2,500 shares. Each Non-employee director will receive an Option grant for 2,500 shares on the first business day following each annual meeting. The following terms and conditions are applicable to each Option. The Option price per share will be equal to one hundred percent (100%) of the fair market value on the date of the Option grant. The Options will have terms of ten years measured from the date of the Option grant. In the event the Optionee ceases to serve as a director the Option may be exercised for a period of five (5) years after the date of cessation unless cessation is caused by reason of disability or death in which case the option may be exercised for a period of two (2) years. In the case of death the Option may be exercised within such period by the estate or heirs of the Optionee. The above exercise periods do not extend the option period as established at time of grant.


                                    SECTION 6

TERM OF THE PLAN AND OPTION PERIOD:

     (a) The Plan shall automatically terminate on December 1, 2012, which is within ten years from the Date of Adoption. No Options shall be granted after the date of such termination. However, the Plan shall remain in effect as to all outstanding Options until the outstanding Options are exercised, canceled, terminated or lapsed.

     (b) Such termination shall not adversely affect Options previously granted.

     (c) Subject to the provisions of the Plan with respect to death, disability, retirement, termination of employment, or otherwise, the maximum period during which each Option shall be exercised shall be fixed by the Committee, except for Non-employee directors, at the time each such Option is granted, but in no event shall it exceed ten years from the date of such grant.


                                    SECTION 7

OTHER PROVISIONS:

     The Committee may grant either Incentive Stock Options or Nonqualified Stock Options to employees. Where an Incentive Stock Option and a Nonqualified Stock Option are awarded by the Committee, such Options shall constitute separate grants and shall clearly be identified as such. In no event will the exercise of one such Option affect the right to exercise the other such Option. If an Incentive Stock Option is awarded, absolutely all terms and conditions making it so must be complied with by the Company and the Optionee.

          (a) OPTION PRICE: The Option price for shares of Common Stock of the Company shall be one hundred percent (100%) of the fair market value of such Common Stock on the date the Option is granted. For the purposes of this Plan, such fair market value shall be determined (i) in case the Common Stock shall not then be listed and traded upon a recognized securities exchange, upon the basis of the mean between the bid and asked quotations for such stock on the date of grant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date of grant, then upon the basis of preceding the date of grant, or (ii) in the case the Common Stock shall then be listed and traded upon a recognized securities exchange, upon the basis of the mean between the highest and lowest selling prices at which shares of the Common Stock were traded on such recognized securities exchange on the date of grant or, if the Common Stock was not traded on said date, upon the basis of the mean of such prices on the date nearest preceding the date of grant, and upon any other factors which the Committee shall deem appropriate.

          (b) MAXIMUM OPTION GRANTS: The aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under all such plans of the Company and its parent and subsidiary corporations, if any) shall not exceed $100,000. Options granted in excess of the applicable statutory limit shall be treated as Nonqualified Stock Options.

          (c) EXERCISE OF OPTIONS: Each Option granted under the Plan shall be exercisable at the Option price set forth in the Agreement, on such date or dates during such Option Period (not exceeding ten years from the date of such grant) and for such number of shares as determined by the Committee and as is set forth in the Agreement with respect to such Option. However, no Option granted hereunder to any employee may be exercised except in the case of death, disability or retirement pursuant to any pension or retirement plan of the Company, until two years of continued employment with the Company has elapsed. Any Optionee desiring to exercise any Option hereunder shall give written notice to the designated financial officer of the Company and include therein full payment for the shares supporting such Option. Full payment of the exercise price including any tax due is to be made in cash, with the stock of the Company or with a combination of both. Notice is only valid when full payment is included therewith.

          (d) TRANSFERABILITY OF OPTIONS: An Option granted under the Plan may not be transferred except by will or the laws of descent and distribution, and during the lifetime of the Optionee shall only be exercisable by the Optionee. The Optionee shall have no interest in the stock subject to Options and shall have no rights until the shares are fully paid for and certificates for such stock are issued to the Optionee.

          (e) PAYMENT FOR SHARES: No shares shall be issued to any Optionee until notice, as defined in Section 7(c) has been given to the Company. Within 45 days after the receipt of said notice to exercise the Option, the Company shall deliver to the Optionee certificates representing all stock purchased thereunder.

          (f) RESTRICTION ON SALE OF SHARES: Any stock received pursuant to the exercise of an Incentive Stock Option which is sold within either: 1) two years from the effective date of the Option grant, or 2) within one year of the effective date of exercise, shall not be afforded the tax treatment of Incentive Stock Options. However, if any Optionee disposes of shares of Common Stock of the Company acquired on the exercise of an Incentive Stock Option by sale or exchange, either: 1) within two years after the date of the Option grant of the Incentive Stock Option under which the stock was acquired, or 2) within one year after the acquisition of such shares, the Optionee shall notify the Company of such disposition and of the amount realized upon such disposition.

          (g) If any Option is not granted, exercised or held pursuant to the provisions of this Section, it will be considered to be a Nonqualified Stock Option to the extent that any or all of the Option grant or exercise is in conflict with the above restrictions.


                                    SECTION 8

DEATH, RETIREMENT AND TERMINATION OF EMPLOYMENT:

     Any Option granted to an employee, the period of which has not lapsed or expired, shall terminate at the time of the death of the Optionee to whom the Option was granted or on the retirement or termination for any reason of such Optionee's employment with the Company, and no shares may thereafter be delivered pursuant to such Option, except that:

          (a) within two years after the date of the Optionee's death, during which two year period the Option may be exercised by the Optionee's estate, legal representative, or legatee or such other person designated by an appropriate court as the person entitled to exercise such Option but only to the extent the Optionee was entitled to exercise it at the time of death. The Option must be exercised in the manner provided for in Section 7(c).

          (b) within five years after termination of employment by reason of retirement pursuant to any pension or retirement plan of the Company or cessation of serving as a non-employee Director and to the extent the Optionee would have been able to exercise it at the time of such termination or cessation. The Option must be exercised in the manner provided for in Section 7(c).

          (c) within two years after termination of employment by reason of disability to the extent the Optionee would have been able to exercise it at the time of such termination. The Option must be exercised in the manner provided for in Section 7(c).

     Nothing in this Section 8 shall extend the option period as established at time of grant.


                                    SECTION 9

AMENDMENT OF THE PLAN:

     The Board of Directors may amend, suspend or discontinue the Plan, but may not, without the approval of the Company's shareholders, make any amendment which would:

          (a) abolish the Committee, change the qualifications of its members, or withdraw the administration of the Plan from its supervision, or permit any person while a member of the Committee to become eligible to participate in the Plan subject to Section 5(e);

          (b) make any material change in the class of eligible employees as defined in the Plan;

          (c) increase the aggregate number of shares for which Options may be granted under the Plan;

          (d) extend the term of the Plan or the maximum Option Period; or

          (e) change the right of any Non-employee director to receive automatic non-discretionary grants of Options under this Plan. The Plan provisions relating to grants to Non-employee directors shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.


REQUIREMENTS OF LAW:

     (a) WITHHOLDING TAXES: The Company shall have the right to deduct from all payments under this Plan, in cash, or deduct from payroll wages, an amount necessary to satisfy any federal, state or local withholding tax requirements or otherwise.

     (b) GOVERNING LAW: The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

     (c) AGREEMENT TO COMPLY WITH SECURITIES LAWS AND THE INTERNAL REVENUE CODE:
Before the Company delivers any stock purchased, the following written statement may be required from the Optionee:

          "I agree not to dispose of the shares purchased by me pursuant to the Flexsteel Industries, Inc. 2002 Stock Option Plan, otherwise than in compliance with the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder and all other laws, rules and regulations applicable."

     (d) If any term in this Plan pertaining to Incentive Stock Options does not conform to Section 422 of the Internal Revenue Code of 1986, as amended, those terms will be invalid and taken out of the Plan. However, removal of any invalid terms will not affect the remaining terms of the Plan.

                                                                [LOGO]
                                                             FLEXSTEEL(R)
                                                    AMERICA'S SEATING SPECIALIST








                                                                 NOTICE OF 2002
                                                                 ANNUAL MEETING
                                                                       AND
                                                                 PROXY STATEMENT

                                               THIS PROXY IS SOLICITED ON BEHALF
FLEXSTEEL INDUSTRIES, INC.                     OF THE BOARD OF DIRECTORS FOR THE
P.O. BOX 877                                   ANNUAL MEETING OF STOCKHOLDERS TO
DUBUQUE, IOWA 52004-0877                       BE HELD DECEMBER 9, 2002

     The undersigned, a stockholder of Flexsteel Industries, Inc., hereby appoints Patrick M. Crahan and Ronald J. Klosterman and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the same number of shares which the undersigned is then entitled to vote at the Annual Meeting of the Stockholders of Flexsteel Industries, Inc., to be held on Monday, December 9, 2002 at 2:00 P.M. at the Hilton Minneapolis, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, and at any adjournments thereof as follows:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

----------------------------------------------------------------------------------------------------------------------
Proposal No. 1 - Election of three (3) Class I Directors (Term Expires at the 2005 Annual Meeting):
K. BRUCE LAURISTEN (Class I)       L. BRUCE BOYLEN (Class I)       THOMAS E. HOLLORAN (Class I)

[ ] FOR all Nominees           [ ] WITHHELD from all       [ ] WITHHELD from the following only: (Write name(s) below)
    (Except as marked to           Nominees                    _______________________________________________________
    the contrary)                                              _______________________________________________________
----------------------------------------------------------------------------------------------------------------------
Proposal No. 2 - Approval of the 2002 Stock Option Plan:

                 [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
----------------------------------------------------------------------------------------------------------------------
Proposal No. 3 - Appointment of Deloitte & Touche LLP as Independent Auditors for the ensuing fiscal year:

                 [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
----------------------------------------------------------------------------------------------------------------------
In their discretion to vote upon such other business as may properly come before the meeting, or any adjournments thereof, UNLESS THE STOCKHOLDER LINES OR CROSSES OUT THIS AUTHORITY.
----------------------------------------------------------------------------------------------------------------------

     (IMPORTANT: continued, and to be signed and dated, on the reverse side)

                                                     (CONTINUED FROM OTHER SIDE)


              The Undersigned hereby revokes any proxy or proxies
                      to vote such shares heretofore given.

         PLEASE VOTE, DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE.

                                              Dated _____________________, 2002.

                                              __________________________________
                                                         (Signature)

                                              __________________________________
                                                  Signature of stockholder shall
                                              correspond exactly with the name
                                              appearing hereon.
                                                  If a joint account, each owner
                                              must sign. When signing as
                                              attorney, executor, administrator,
                                              trustee, guardian or corporate
                                              official, give your full title as
                                              such.




This proxy when properly executed will be voted in the manner directed hereon by the above signed stockholder. If no direction is given, this proxy will be voted FOR Proposals 1, 2 and 3, and the grant of authority to vote upon such other business as may properly come before the meeting or any adjournments thereof will not be crossed out.